UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Freddie Mac Termination

On March 26, 2007, New Century Financial Corporation (the "Company") notified the Federal Home Loan Mortgage Corp. ("Freddie Mac"), that it was voluntarily terminating its eligibility with Freddie Mac. As a result of this termination, the Company and its subsidiaries are no longer able to sell mortgage loans directly to Freddie Mac or act as the primary servicer of any mortgage loans for Freddie Mac.

Additional Lender Actions

As previously disclosed, the Company has received default and acceleration notices from all of its lenders under its repurchase credit facilities. Several of these lenders have further notified the Company of their intent to sell the outstanding mortgage loans that have been financed by the respective lender and offset the proceeds from such sale against the Company’s purported obligations to the lender, while reserving their purported rights to seek recovery of any remaining deficiency from the Company. The Company has notified these lenders of its concerns that any such sale be conducted in an appropriate manner, in accordance with applicable law and in accordance with the terms of the applicable financing agreement between the parties.

Additional State Regulatory Actions

As previously disclosed, the Company has received cease and desist orders from several states and entered into consent agreements with several states (the "Previous Orders and Consent Agreements"). On March 27, 2007, the Company announced that it had signed consent agreements with the State of Idaho’s Department of Finance, the State of Iowa’s Superintendent of Banking, the State of Michigan’s Office of Financial and Insurance Services and the State of Wyoming’s Banking Commissioner (the "Additional Consent Agreements"). Although the Company has signed the Additional Consent Agreements and expects to comply with their terms, the Company has not yet received counterpart signatures from the respective states and accordingly such Additional Consent Agreements may not be binding on the respective states.

Consistent with the Previous Orders and Consent Agreements, the Additional Consent Agreements contain allegations that certain of the Company’s subsidiaries have engaged in violations of state law, including, among others, failure to fund mortgage loans after closing. Consistent with the Previous Orders and Consent Agreements, the Additional Consent Agreements restrain the Company’s subsidiaries from taking certain actions, including, among others, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. The Additional Consent Agreements also compel the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold any up front fees collected in connection with pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state.

The Company anticipates that cease and desist orders will continue to be received by the Company and its subsidiaries from additional states in the future and that the Company and its subsidiaries may enter into additional consent agreements similar to the consent agreements already entered into by the Company. The Company does not undertake, and expressly disclaims, any obligation to update this disclosure for any such additional cease and desist orders or consent agreements or for any developments with respect to the Additional Consent Agreements.

The Company intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from the Company’s funding constraints.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 28, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer